UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2009

iDcentrix, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51263	20-4650531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Rosecrans Avenue, Suite 4240 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (310) 414-2675

_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On January 9, 2009, iDcentrix, Inc. (the “Company”) granted options to purchase an aggregate of 250,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) pursuant to the Company’s 2007 Equity Participation Plan to certain employees of the Company, including Francine Dubois, Chief Executive Officer.  The options granted to Ms. Dubois cover 94,000 shares of Common Stock, have an exercise price of $.12 per share, will vest on July 1, 2009 and expire on January 8, 2019.

The 94,000 options were granted to Ms. Dubois in consideration of her agreement to accept a twenty percent (20%) reduction in her base salary for a period of up to one year, ending no later than December 15, 2009.  If the Company achieves certain capital raising targets prior to December 15, 2009, the reduction in Ms. Dubois’ base salary will be eliminated on the later of (i) July 1, 2009 and (ii) the date on which the targets are achieved.  Regardless of whether the capital rating targets are achieved, the reduction in Ms. Dubois’ base salary will be eliminated on December 15, 2009.

ITEM 9.01 – Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description
10.1	Form of Non-Qualified Stock Option Agreement
10.2	Nonqualified Stock Option Agreement dated January 9, 2009 between iDcentrix, Inc. and Francine Dubois

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iDcentrix, Inc.
Date: January 14, 2009	By:	/s/ Francine Dubois
Francine Dubois
Chief Executive Officer

EXHIBIT INDEX

Exhibit              Description
10.1                   Form of Non-Qualified Stock Option Agreement
10.2                   Nonqualified Stock Option Agreement dated January 9, 2009 between iDcentrix,
                          Inc. and Francine Dubois